UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
___________________________

Filed by the Registrant	☒	Filed by a party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Immuneering Corporation
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Immuneering Corporation
245 Main Street
Second Floor
Cambridge, MA 02142
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 11, 2026
NOTICE HEREBY IS GIVEN that the Annual Meeting of Stockholders of Immuneering Corporation, a Delaware corporation, will be held on Thursday, June 11, 2026 at 11:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting and will be held via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/IMRX2026. The meeting is being held for the following purposes, as more fully described in the accompanying proxy statement.
The Annual Meeting is being held:
1.to elect Peter Feinberg and Laurie B. Keating as Class II directors to hold office until our annual meeting of stockholders to be held in 2029 and until their respective successors have been duly elected and qualified;
2.to ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
3.to transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

These items of business are described in the Proxy Statement that follows this notice. Holders of record of our Class A common stock as of the close of business on April 15, 2026 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days ending on the day before the Annual Meeting for a purpose germane to the meeting by sending an email to mbookman@immuneering.com, stating the purpose of the request and providing proof of ownership of the Company’s stock. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
Please see the “General Information” section of the proxy statement that accompanies this notice for more details regarding the logistics of the virtual Annual Meeting, including the ability of stockholders to submit questions during the Annual Meeting, and technical details and support related to accessing the virtual platform.
Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Please promptly vote your shares by following the instructions for voting by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card. You may also vote online during the Annual Meeting. Instructions on how to vote during the meeting will be available at www.virtualshareholdermeeting.com/IMRX2026.

By Order of the Board of Directors,

Cambridge, Massachusetts April 20, 2026	/s/ Michael D. Bookman
Michael D. Bookman Chief Legal Officer & Secretary

Immuneering Corporation
245 Main Street
Second Floor
Cambridge, MA 02142
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 11, 2026
This proxy statement (the “Proxy Statement”) and our annual report for the fiscal year ended December 31, 2025 (the “Annual Report” and, together with the Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the Board of Directors (the “Board of Directors” or “Board”) of Immuneering Corporation (the “Company”, “Immuneering”, “we,” “us” or “our”) in connection with our 2026 annual meeting of stockholders (the “Annual Meeting”). The proxy materials are first being sent on or about April 20, 2026 to all stockholders entitled to notice of and to vote at the Annual Meeting.
The Annual Meeting will be a completely virtual meeting and will be held via live webcast in order to facilitate stockholder attendance and participation by enabling stockholders to participate and vote electronically from any location. Details regarding how to attend the meeting online are more fully described below.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON THURSDAY, JUNE 11, 2026. A Notice Regarding the Internet Availability of Proxy Materials (the “Notice”) will be mailed to certain of our stockholders. The proxy materials can be accessed at our Investor Relations website at https://ir.immuneering.com or by following the instructions in the Notice.
General information about the Annual Meeting and Voting
How do I attend the Annual Meeting?
The Annual Meeting will be held on Thursday, June 11, 2026 at 11:00 a.m. Eastern Time via a live webcast. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/IMRX2026. The meeting webcast will begin promptly at 11:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your bank or broker holds your shares in street name (as described below), you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest”, but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date (as defined below). We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page. For any questions on how to attend the Annual Meeting, please contact Michael Bookman at (617) 500-8080 or mbookman@immuneering.com.
What is the purpose of the Annual Meeting?
The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:
•Proposal No. 1:   Election of the director nominees listed in this Proxy Statement.
•Proposal No. 2:   Ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?
We are not aware of any matters to be voted on at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.
Why hold a virtual meeting?
We wish to provide expanded access, improved communication and cost savings for our stockholders and the Company while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. We believe the virtual meeting format enables increased stockholder attendance and participation because stockholders can participate from any location around the world. We believe that hosting a virtual meeting is in the best interest of the Company and its stockholders.
What does it mean if I receive more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks, brokers or other nominees in “street name” as described below. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by completing, signing, dating and returning the enclosed proxy card in the enclosed envelope.
Who is entitled to vote at the Annual Meeting?
Only holders of record of shares of our Class A common stock as of the close of business on April 15, 2026 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. At the close of business on the Record Date, there were 64,697,227 shares of our Class A common stock issued and outstanding and entitled to vote. Each share of our Class A common stock is entitled to one vote on each matter presented to stockholders at the Annual Meeting.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” means that shares are held in the name of a bank, broker or other nominee on the holder’s behalf.
What do I do if my shares are held in “street name”?
If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The proxy materials have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote your shares by following their instructions for voting. Please refer to the information from your bank, broker or other nominee on how to submit your voting instructions. In addition, as discussed below, if you are a street name stockholder, you are invited to attend and vote your shares at the Annual Meeting live via webcast so long as you have requested a legal proxy from your broker, bank or nominee. See “How do I attend the Annual Meeting?”.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of our capital stock issued and outstanding and entitled to vote, present by remote communication or represented by proxy, constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.
Broker non-votes (as described below) will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.
What are “broker non-votes”?
A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion.
Under current stock market rules that govern broker non-votes, Proposal No. 1 for the election of directors is considered a non-discretionary matter, and a broker does not have the authority to vote uninstructed shares at its discretion on such proposal. Proposal No. 2 for the ratification of the appointment of RSM US LLP as our independent registered public accounting firm is considered a discretionary matter, and a broker is permitted to exercise its discretion to vote uninstructed shares on the proposal.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present by remote communication or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.
How do I vote my shares without attending the Annual Meeting?
We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:
•by Telephone — You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•by Internet — You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card; or
•by Mail — You can vote by mail by completing, signing, dating and mailing the proxy card, which you may have received by mail.
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 10, 2026. If you vote by completing a proxy card, your mailed proxy card with respect to shares held of record must be received no later than June 10, 2026.
If your shares are held in the name of a bank, broker or other nominee, you will receive instructions on how to vote from the bank, broker or other nominee. You must follow the instructions of such bank, broker or other nominee in order for your shares to be voted.
How can I vote my shares at the Annual Meeting?
Stockholders may participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/IMRX2026. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting. However, even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting. See “How do I attend the Annual Meeting?”.
Will there be a question and answer session during the Annual Meeting?
As part of the Annual Meeting, we will hold a live question and answer (“Q&A”) session, during which we intend to answer appropriate questions properly submitted by stockholders during the meeting that are pertinent to the Company and the meeting matters. The Company will endeavor to answer as many questions submitted by stockholders as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How Do I Attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•irrelevant to the business of the Company or to the business of the Annual Meeting;
•related to material non-public information of the Company;
•related to any pending, threatened or ongoing litigation;
•related to personal grievances;
•derogatory references to individuals or that are otherwise in bad taste;
•substantially repetitious of questions already made by another stockholder;

•in excess of the two question limit;
•in furtherance of the stockholder’s personal or business interests; or
•out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How do I attend the Annual Meeting?”.
How does the Board of Directors recommend that I vote?
The Board of Directors recommends that you vote:
•FOR the nominees to the Board set forth in this Proxy Statement (Proposal 1).
•FOR the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 2).
How many votes are required to approve each proposal?
The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Impact of Broker Non-Votes
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II directors.	“FOR ALL” “WITHHOLD ALL” “FOR ALL EXCEPT”	None	None
Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None	None(1)
_____________
(1)As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal. As a result, we do not expect any broker non-votes on this proposal.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.
Who will count the votes?
Representatives of Broadridge Investor Communication Solutions, Inc (“Broadridge”) will tabulate the votes, and representatives of Broadridge will act as inspectors of election.
Can I revoke or change my vote after I submit my proxy?
Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:
•sending a written statement to that effect to the attention of our Secretary at our corporate offices at 245 Main Street, Second Floor, Cambridge, MA 02142, provided such statement is received no later than June 10, 2026;

•voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. Eastern Time on June 10, 2026;
•submitting a properly signed proxy card with a later date that is received no later than June 10, 2026; or
•attending the Annual Meeting, revoking your proxy and voting electronically. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company’s Secretary at our corporate offices at 245 Main Street, Second Floor, Cambridge, MA 02142, before your proxy is voted or you vote electronically at the Annual Meeting.
If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. If you are a street name stockholder, you are invited to attend and vote your shares at the Annual Meeting.
Your most recent proxy card or telephone or Internet proxy is the one that is counted.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Banks, brokers and other nominees will be requested to distribute proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K (“Form 8-K”) that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
Who should I contact if I have any additional questions?
If you are the stockholder of record for your shares, please contact Mallory Morales at (617) 500-8080 or mmorales@immuneering.com. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your bank, broker or other nominee directly.

PROPOSAL 1: ELECTION OF DIRECTORS
Board Size and Structure
Our Certificate of Incorporation as currently in effect (“Certificate of Incorporation”) provides that the number of directors shall be established from time to time by our Board of Directors. Our Board has fixed the number of directors at seven, and we currently have six directors serving on the Board.
Our Certificate of Incorporation provides that the Board of Directors be divided into three classes, designated as Class I, Class II and Class III. Each class of directors must stand for re-election no later than the third annual meeting of stockholders subsequent to their initial appointment or election to the Board of Directors, provided that the term of each director will continue until the election and qualification of his or her successor and is subject to his or her earlier death, resignation, disqualification or removal. Generally, vacancies or newly created directorships on the Board of Directors will be filled only by an affirmative vote of the majority of the directors then in office and will not be filled by the stockholders, unless the Board determines by resolution that any such vacancy or newly created directorship will be filled by the stockholders. A director appointed by the Board of Directors to fill a vacancy will hold office until the next election of the class for which such director was chosen, subject to the election and qualification of his or her successor and his or her earlier death, resignation, retirement, disqualification or removal.
Current Directors and Terms
Our current directors and their respective classes and terms are set forth below.

Class I Director - Current Term Ending at 2028 Annual Meeting	Class II Director - Current Term Ending at 2026 Annual Meeting	Class III Director - Current Term Ending at 2027 Annual Meeting
Diana F. Hausman, M.D.	Peter Feinberg	Robert J. Carpenter
Thomas J. Schall, Ph.D.	Laurie B. Keating	Benjamin J. Zeskind, Ph.D.
Nominees for Director
Mr. Feinberg and Ms. Keating have been nominated by the Board of Directors to stand for election. As the directors assigned to Class II, Mr. Feinberg’s and Ms. Keating’s current terms of service will expire at the Annual Meeting. If elected by the stockholders at the Annual Meeting, Mr. Feinberg and Ms. Keating will each serve for a term expiring at the annual meeting of stockholders to be held in 2029 (the “2029 Annual Meeting”) subject to the election and qualification of their respective successor or until their respective earlier death, resignation or removal.
Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board of Directors’ discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board of Directors has no reason to believe that any of the nominees will be unable to serve. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.
Information About Board Nominees and Continuing Directors
The following pages contain certain biographical information for each nominee for director and each director whose term as a director will continue after the Annual Meeting, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director or nominee currently serves as a director or has served as a director during the past five years.
We believe that all of our directors and nominees display: personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of our Board of Directors and its committees; skills and personalities that complement those of our other directors and that help build a board that is effective, collegial and responsive to the needs of our Company; strategic thinking and a willingness to share ideas; a variety of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding each nominee and continuing director also sets forth specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.
Nominees for Election to Three Year Terms Expiring at the 2029 Annual Meeting of Stockholders

Class II Director Nominees	Age	Director Since	Current Position at Immuneering
Peter Feinberg	65	January 2021	Director
Laurie B. Keating	72	March 2021	Director
Peter Feinberg has served on our Board of Directors since January 2021. Mr. Feinberg was a Founding Member of Boxcar Partners, a venture capital investment firm with a focus on biotechnology investing, and has served as Partner there since 2019. Mr. Feinberg is also a Founder of Sporos Bioventures, LLC, a private biotechnology company focused on transforming the drug development process across oncology. In addition, he currently serves as Co-Founder of BridgeBio Pharma, Inc., a publicly traded biotechnology company focusing on genetic diseases, Boxcar PMJ LP and Emerging Security Solutions. He has more than three decades of experience in the financial services industry at Oppenheimer & Co. Inc. where he served as a Managing Director. Mr. Feinberg served on the board of directors of Notable Labs, LTD., a publicly traded biotechnology company, from September 2023 to October 2024. Mr. Feinberg received his B.S. in finance from Whittier College. We believe that Mr. Feinberg is qualified to serve on our Board of Directors due to his extensive leadership skills and experience in the financial and biotechnology industries.
Laurie B. Keating has served on our Board of Directors since March 2021. Ms. Keating previously served as the Executive Vice President, Chief Legal Officer and Secretary of Alnylam Pharmaceuticals, Inc., from March 2019 until September 2021, and also served as its Senior Vice President, General Counsel and Secretary from September 2014 until March 2019. From September 2004 until January 2014, she served as the Senior Vice President, General Counsel and Secretary of Millennium Pharmaceuticals, Inc., a wholly owned oncology-focused subsidiary of Takeda Pharmaceutical Company Limited since 2008, and was the founding Chief Executive Officer and a member of the board of directors of Hydra Biosciences. Since December 2021 Ms. Keating has served on and currently chairs the board of directors of a clinical-stage biopharmaceutical company, PepGen Inc. (Nasdaq: PEPG), where she is also a member of the Audit and Nominating and Corporate Governance committees. From November 2021 until the company was acquired by Merck in January 2023, she served on the board of directors of Imago BioSciences (Nasdaq: IMGO), and from 2005 until March 2022 she served on the board of directors of MassBIO, a non-profit organization. Ms. Keating earned her A.B. in economics from the University of California, Berkeley and her J.D. from the University of California, Hastings College of the Law. We believe that Ms. Keating is qualified to serve on our Board of Directors due to her extensive leadership skills and experience in the biotechnology industry.
Class III Directors Whose Terms Expire at the 2027 Annual Meeting of Stockholders

Class III Directors	Age	Director Since	Current Position at Immuneering
Robert J. Carpenter	81	May 2009	Director
Benjamin J. Zeskind, Ph.D.	44	February 2008	Co-Founder, President, Chief Executive Officer, Director
Robert J. Carpenter has served on our Board of Directors since May 2009 and previously served as Chair of the Board through December 2023. Mr. Carpenter also currently serves as Chairman and Co-Founder of Olaris, Inc., a privately held biotechnology company. From 1992 until 2015, he served as the Chief Executive Officer of Boston Medical Investors, Inc., a venture capital firm. Mr. Carpenter has founded and served in executive management and board roles at numerous biotechnology companies, including Hydra Biosciences LLC, Integrated Genetics and GelTex Pharmaceuticals, both of which merged with Genzyme Corporation, and VacTex Corp., which was acquired by Aquila Biopharmaceuticals, Inc. Mr. Carpenter also previously served as a director of Genzyme Corporation from 1994 to 2010 and of Moderna, Inc. prior to its initial public offering. Mr. Carpenter received his B.S. in engineering from the U.S. Military Academy at West Point, his M.S. in computer science from Stanford University and his M.B.A. from Harvard Business School. We believe that Mr. Carpenter is qualified to serve on our Board of Directors due to his extensive leadership skills and experience in the healthcare and biotechnology industries.
Benjamin J. Zeskind, Ph.D. has served as our Co-Founder, President, Chief Executive Officer and a member of our Board of Directors since February 2008. Dr. Zeskind received his S.B. in electrical engineering and computer science and his Ph.D. in bioengineering from Massachusetts Institute of Technology, or MIT, and his M.B.A. from Harvard

Business School, where he was recognized as a Baker Scholar, the highest award for distinction. We believe that Dr. Zeskind is qualified to serve on our Board of Directors due to his extensive experience in the pharmaceutical industry and in-depth knowledge of our business.
Class I Directors Whose Terms Expire at the 2028 Annual Meeting of Stockholders

Class I Directors	Age	Director Since	Current Position at Immuneering
Diana F. Hausman, M.D.	63	January 2022	Director
Thomas J. Schall, Ph.D.	66	March 2024	Chair of the Board of Directors
Diana F. Hausman, M.D. has served on our Board of Directors since January 2022. Dr. Hausman currently serves as a part-time consulting Chief Medical Officer for Reverb Therapeutics, a pre-clinical stage biotechnology company, a position she has held since September 2024. Previously, she was Chief Medical Officer at Zentalis Pharmaceuticals, Inc. ("Zentalis"), a position in which she served from January 2024 to August 2024, having previously served as a member of the Board of Directors at Zentalis from May 2023 until January 2024. Prior to Zentalis, Dr. Hausman served as the Chief Medical Officer of Link Immunotherapeutics from March 2022 to October 2023, and from June 2021 to March 2022 served as the Chief Medical Officer of Lengo Therapeutics ("Lengo"), a wholly-owned subsidiary of Blueprint Medicines Corporation. Prior to Lengo, Dr. Hausman served as Chief Medical Officer for Zymeworks Inc. from June 2016 to May 2021, and as Chief Medical Officer for Oncothyreon Inc. from 2009 to 2016. She also held positions of increasing responsibility at ZymoGenetics Inc., Berlex Inc., and Immunex Corporation, working across multiple indications, including oncology, hematology, hepatitis C and autoimmune disease. Dr. Hausman received her A.B. in biology from Princeton University, her M.D. from the University of Pennsylvania, and her internal medicine and specialty training in hematology and medical oncology at the University of Washington, Seattle. We believe Dr. Hausman is qualified to serve on our Board of Directors due to her extensive experience in the life sciences industry and her medical background.

Thomas J. Schall, Ph.D. has served on our Board of Directors since March 2024, and as the Chair of the Board since September 2025. Dr. Schall founded ChemoCentryx, Inc. and served as its President, Chief Executive Officer and Chairman for 25 years until its acquisition by Amgen in 2022. From 1993 to 1997, Dr. Schall worked at the DNAX Research Institute (“DNAX”), a division of Schering-Plough Corporation. Prior to DNAX, he was a scientist with Genentech, Inc. Dr. Schall participated in early discoveries of chemokine system function and activities, and his laboratories have been responsible for the discovery or co-discovery of numerous known chemokine receptors. Dr. Schall received his B.S. in biology from Northern Illinois University and his Ph.D. in cancer biology from Stanford University. We believe that Dr. Schall is qualified to serve on our Board of Directors due to his extensive pharmaceutical industry and business experience.
Board Recommendation
The Board of Directors unanimously recommends a vote FOR the election of each of Peter Feinberg and Laurie B. Keating as a Class II director to hold office until the 2029 Annual Meeting and until his or her successor has been duly elected and qualified.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Appointment of Independent Registered Public Accounting Firm
The audit committee appoints our independent registered public accounting firm. In this regard, the audit committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the audit committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. RSM US LLP (“RSM”) has served as our independent registered public accounting firm since 2020. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the audit committee has appointed RSM to serve as our independent registered public accounting firm for the year ending December 31, 2026.
Although ratification is not required, the Board of Directors is submitting the selection of RSM to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and it is a good corporate governance practice. If our stockholders do not ratify the selection, it will be considered as notice to the Board of Directors and the audit committee to consider the selection of a different firm. Even if the selection is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.
Representatives of RSM are expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
Independent Registered Public Accounting Firm Fees
The following is a summary and description of fees incurred by RSM for the fiscal years ended December 31, 2025 and 2024:

	Fiscal Year 2025	Fiscal Year 2024
Audit fees(1)	$276,938	$258,825
Audit-related fees(2)	$168,525	$39,900
Tax fees	$—	$—
All other fees	$—	$—
Total Fees	$445,463	$298,725
_____________
(1)Audit fees for 2025 and 2024 consisted of fees for our quarterly reviews and audit of our annual financial statements.
(2)Audit-related fees for 2025 and 2024 consisted of fees related to our at-the-market offering program, fees related to our September 2025 follow-on equity financing, and fees related to the delivery of comfort letters associated therewith.
Pre-Approval Policy
The formal written charter for our audit committee requires that the audit committee or the Chair of the audit committee pre-approve all audit services to be provided to us, whether provided by our principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to us by our independent registered public accounting firm, other than de minimis non-audit services approved in accordance with applicable rules of the U.S. Securities and Exchange Commission (“SEC”).
The audit committee has adopted a pre-approval policy that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. This pre-approval policy generally provides that the audit committee will not engage an independent registered public accounting firm to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the audit committee or (ii) entered into pursuant to the pre-approval policies and procedures described in the pre-approval policy. Unless a type of service to be provided by our independent registered public accounting firm has received this latter general pre-approval under the pre-approval policy, it requires specific pre-approval by the audit committee.
The audit committee periodically reviews and generally pre-approves services (and annually approves related fee levels or budgeted amounts) that may be provided by our independent registered public accounting firm without first obtaining specific pre-approval from the audit committee. The audit committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. Any member of the audit committee to whom the committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the audit committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the audit committee requires pre-approval for such additional services or such additional amounts.
The above-described services were provided in accordance with our pre-approval policies and procedures.
Board Recommendation
The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
Audit Committee Report
The report of the audit committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended.
The audit committee operates pursuant to a charter which is reviewed annually by the audit committee. Additionally, a brief description of the primary responsibilities of the audit committee is included in this Proxy Statement under the discussion of “Corporate Governance — Board Committees — Audit Committee.” Under the audit committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and the Company’s internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.
In the performance of its oversight function, the audit committee reviewed and discussed with management and RSM US LLP, as the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended December 31, 2025. The audit committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission. In addition, the audit committee received and reviewed the written disclosures and the letters from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB, regarding such independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with the Company’s independent registered public accounting firm their independence from the Company.
Based upon the review and discussions described in the preceding paragraph, the audit committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors:

Peter Feinberg
Laurie B. Keating (Chair)
Thomas J. Schall

EXECUTIVE OFFICERS
The table below identifies and sets forth certain biographical and other information regarding our executive officers. There are no family relationships among any of our executive officers or directors.

Name	Age	Position(s)	In Current Position Since
Benjamin J. Zeskind, Ph.D.	44	Co-Founder, President, Chief Executive Officer, Director	2008
Harold E. Brakewood	61	Chief Business Officer	2023
Brett Hall, Ph.D.	57	Chief Scientific Officer	2019
Michael D. Bookman	39	Chief Legal Officer, Secretary	2023
Igor Matushansky, M.D., Ph.D.	53	Chief Medical Officer	2025
Mallory Morales	42	SVP Finance, Chief Accounting Officer, Treasurer	2026
Leah R. Neufeld	53	Chief People Officer	2022
See page 10 of this Proxy Statement for Dr. Zeskind’s biography
Harold E. Brakewood (“E.B.”) has served as our Chief Business Officer since March 2023. Prior to joining Immuneering, Mr. Brakewood was employed by Regeneron Pharmaceuticals, a biotechnology company, from December 2015 to December 2021, most recently as Vice President and head of a business unit for oncology, Covid-19 and new product planning. Before that, Mr. Brakewood was employed by Merck & Company, Inc. from 1989 to 1992, and again from 1994 to 2015, in a variety of commercial roles of increasing responsibility including strategic planning, business development, brand management and an oncology start-up venture. Mr. Brakewood holds an A.B. from Bowdoin College, an M.A. in physics from Dartmouth, and an M.B.A. from Harvard Business School.
Brett Hall, Ph.D. has served as our Chief Scientific Officer since November 2019. Dr. Hall also served as the Founder and Chairman of the board of directors of BioArkive, Inc., a privately held biotechnology services company from January 2019 until December 2021. Prior to that, Dr. Hall served as the Chief Executive Officer of Asellus Therapeutics, LLC, a privately held biotechnology company, from July 2015 until May 2018, and as the Head of Translational Medicine of Oncology at Medimmune, LLC, the biologics division of AstraZeneca Pharmaceuticals LP, from July 2014 until July 2015, before transitioning to executive discovery roles in biotechnology. From November 2008 until July 2014, Dr. Hall served in roles of increasing responsibility at Johnson & Johnson, a multinational corporation that develops medical devices, pharmaceuticals and consumer packaged goods, culminating in his role as the Head of Biomarkers of the Hematologic Disease Area Stronghold, where he led translational efforts for Sylvant® and Imbruvica® through clinical development. Dr. Hall has extensive drug development and leadership experience ranging from early drug discovery through translational clinical sciences, including multiple drug registrations. Dr. Hall has extensively published in the areas of tumor microenvironment (TME) and translational sciences, and holds multiple patents for drug pharmacology and discovery. He was also a tenure-track Assistant Professor at Ohio State University where his laboratory focused on the development of human TME-aligned models to better translate preclinical data into the clinic and discover novel biomarkers. Prior to Dr. Hall’s career in life sciences, he served in the United States Air Force and worked as an investment banker. Dr. Hall received his B.S. in biochemistry from Ohio State University, his Ph.D. in immunology and cancer biology from West Virginia University, and completed his post-doctoral fellowship in cancer cell epigenetics at St. Jude Children’s Research Hospital.
Michael D. Bookman has served as our Chief Legal Officer and Secretary since January 2023, and previously served as our General Counsel and Secretary from July 2021 to January 2023. Prior to joining Immuneering, Mr. Bookman served as the General Counsel and Secretary of Frequency Therapeutics, Inc., or Frequency, from January 2021 until July 2021, and the Deputy General Counsel and Secretary of Frequency from September 2019 until January 2021. Prior to Mr. Bookman’s role at Frequency, he was an associate at Latham & Watkins LLP, a leading international law firm where he worked on corporate transactional, securities and general business and governance matters, with an emphasis on representing high-growth technology and life sciences companies, from October 2012 until August 2019. Mr. Bookman serves on the board of directors of the Girl Scouts of Eastern Massachusetts, Inc., a non-profit organization. Mr. Bookman received his B.B.A., summa cum laude, in finance from the University of Miami and his J.D. from the University of Virginia School of Law.

Igor Matushansky, M.D., Ph.D. has served as our Chief Medical Officer since March 2025. Prior to joining Immuneering, Dr. Matushansky served as Chief Medical Officer at Sail Biomedicines, a Flagship Pioneering biotechnology company, from July 2023 to January 2025, where he built out and led the clinical/medical, translational, operational and regulatory functions. Prior to that, Dr. Matushansky was SVP and Global Head of Oncology Development at Ipsen S.A., a global specialty-care biopharmaceutical company, from July 2022 to June 2023, where, among other programs, he oversaw the completion of the NAPOLI-3 clinical trial leading to the approval of NALIRIFOX for first-line pancreatic cancer. Dr. Matushansky also served as Chief Medical Officer and Global Head of Research and Development at Hookipa Pharma Inc., a biopharmaceutical company, from April 2017 to July 2022, where he was responsible for bringing novel arenavirus technology from early preclinical research to clinical proof-of-concept. He also served as Global Head of Oncology Early Development at Daiichi Sankyo from November 2015 to April 2017, leading the company’s international research unit focused on early oncology therapeutic programs, and was Global Head at the Gene & Cell Therapy Unit and earlier the Global Clinical Program Head within the Oncology Translational Medicine Unit at Novartis from June 2012 to November 2015. Dr. Matushansky began his career in academia at the Columbia University Medical Center, where he founded and directed a sarcoma center and ran a laboratory focused on the molecular basis of sarcomas. Dr. Matushansky continues to dedicate time treating sarcoma patients as an attending physician. Dr. Matushansky earned his B.A. from Columbia University and his M.D. and a Ph.D. in molecular biology from Albert Einstein College of Medicine. Dr. Matushansky performed his internal medicine residency at New York Presbyterian Hospital/Weill Cornell Medical Center, and completed a fellowship in medical oncology and a post-doctoral research fellowship in cancer biology at the Memorial Sloan Kettering Cancer Center.

Mallory Morales has served as our SVP Finance, Chief Accounting Officer and Treasurer since February 2026, and previously served as our Chief Accounting Officer and Treasurer from July 2023 to January 2026, as our Vice President, Finance and Treasurer from August 2022 to June 2023, and as our Vice President, Finance from May 2021 to July 2022. Prior to joining Immuneering, Ms. Morales served as Strategic Finance Business Partner at Gilead Sciences, Inc. (“Gilead”), a biopharmaceutical company, from October 2020 to May 2021, where she oversaw the integration of the research and development organization of Immunomedics, Inc. (“Immunomedics”) following its acquisition by Gilead in October 2020. From April 2018 to October 2020, she served as Director and Assistant Controller at Immunomedics, an antibody drug conjugate company, where she oversaw the annual operating budget, forecasting and business planning. From May 2014 to April 2018, Ms. Morales held roles of increasing seniority at L’Oréal S.A., a personal care company, most recently as Director of Finance and Global Brand Controller of the L’Oreal Professional Products Division, where she oversaw and managed all financial and accounting functions. Ms. Morales is a CPA and began her career as an auditor for Pricewaterhouse Coopers. She earned her B.S. in Accounting and Business with honors from the State University of New York at Albany.

Leah R. Neufeld has served as our Chief People Officer since October 2022. Prior to joining Immuneering, Ms. Neufeld served as Chief Human Resources Officer of Luzsana Biotechnology (“Luzsana”), a biotechnology company, from August 2021 to October 2022, where she, as part of the executive team, helped establish Luzsana globally as a subsidiary of Hengrui Medicines. Previously, she was the Vice President, People, at Prevail Therapeutics from September 2019 to August 2021, until its acquisition by Eli Lilly. Prior to that, from August 2015 through September 2019, Ms. Neufeld was the Head of Human Resources at Intercept Pharmaceuticals, and from January 2014 to July 2015 was the Global Head of Human Resources for NPS Pharma until it was acquired by Shire Pharmaceuticals. From April 2009 to January 2014, she held positions of increasing responsibility at Daiichi Sankyo Pharma Development, most recently serving as Director of Human Resources. Earlier in her career, from November 2002 to April 2009, Ms. Neufeld held various human resources positions at Johnson & Johnson, including Manager of Human Resources in the consumer division and its oncology company called Ortho Biotech. Ms. Neufeld earned a B.A. in psychology from the American University and an M.S. in career counseling and organization development from Johns Hopkins University.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines. A copy of these Corporate Governance Guidelines can be found in the “Governance — Documents & Charters” section of the “Investors” page of our website located at www.ir.immuneering.com, or by writing to our Secretary at our offices at 245 Main Street, Second Floor, Cambridge, MA 02142. Among the topics addressed in our Corporate Governance Guidelines are:

— Board size, independence and qualifications	— Stock ownership
— Executive sessions of independent directors	— Board access to senior management
— Board leadership structure	— Board access to independent advisors
— Selection of new directors	— Board self-evaluations
— Director orientation and continuing education	— Board meetings
— Limits on board service	— Meeting attendance by directors and non-directors
— Change of principal occupation	— Meeting materials
— Term limits	— Board committees, responsibilities and independence
— Director responsibilities	— Succession planning
— Director compensation	— Risk management
Board Leadership Structure
Our Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chair of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company and our stockholders. If the Chair of the Board of Directors is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines allow for the appointment by the independent directors of a lead independent director. The lead independent director’s responsibilities include, but are not limited to: presiding over all meetings of the Board of Directors at which the Chair of the Board of Directors is not present, including any executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the Chief Executive Officer and Chair of the Board. Our Corporate Governance Guidelines provide that, at such times as the Chair of the Board of Directors qualifies as independent, the Chair of the Board will serve as lead independent director.
The positions of our Chair of the Board and our Chief Executive Officer and President currently are served by two separate persons. Dr. Schall serves as the Chair of our Board of Directors, and Dr. Zeskind serves as our Chief Executive Officer and President.
The Board of Directors believes that our current leadership structure of Dr. Zeskind serving as Chief Executive Officer and Dr. Schall, who qualifies as independent, serving as Chair of the Board is in the best interests of our Company and our stockholders and strikes the appropriate balance so as to allow Dr. Zeskind to focus on the strategic direction, day-to day-leadership and performance of our Company, while Dr. Schall presides over Board of Directors’ meetings, provides oversight of our corporate governance and leverages his extensive business, pharmaceutical and risk management experience to provide guidance to Dr. Zeskind. We recognize that different leadership structures may be appropriate for companies in different situations and at different points in time and believe that no one structure is suitable for all companies. Accordingly, the Board of Directors will continue to periodically review our leadership structure and make such changes in the future as it deems appropriate and in the best interests of our Company and our stockholders.
Director Independence
Under our Corporate Governance Guidelines and the Nasdaq Stock Market listing rules (the “Nasdaq rules”), a director is not independent unless the Board of Directors affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries that would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. In addition, a director must meet the bright-line and other tests for independence set forth by the Nasdaq rules including (if applicable) those related to committee service, as well as satisfy additional independence criteria set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for audit and compensation committee service.

Our Board of Directors has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that none of Robert J. Carpenter, Peter Feinberg, Diana F. Hausman, Laurie B. Keating and Thomas J. Schall, representing five of our six directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors qualifies as “independent” as that term is defined under the Nasdaq rules. Ann E. Berman, a former director serving during 2025, was also determined independent. In making this determination, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the director’s beneficial ownership of our common stock and the relationships of our non-employee directors with certain of our significant stockholders.
Board Committees
Our Board of Directors has established three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of our Board of Directors when necessary to address specific issues. Each of the audit committee, the compensation committee and the nominating and corporate governance committee operates pursuant to a written charter.

Name	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
Robert J. Carpenter			X
Peter Feinberg	X	X	Chair
Diana F. Hausman, M.D.		Chair	X
Laurie B. Keating	Chair		X
Thomas J. Schall, Ph.D.	X		X
Benjamin J. Zeskind, Ph.D.
Audit Committee
Our audit committee is responsible for, among other things:
•appointing, approving the compensation of, and overseeing the independence of our registered public accounting firm;
•overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;
•reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;
•coordinating our Board of Directors’ oversight of our internal control over financial reporting, disclosure controls and procedures and Code of Business Conduct and Ethics;
•discussing our risk management policies and assisting the Board’s oversight of management of material risks the Company is facing, including without limitation risk exposure that may have a material impact on the Company’s financial statements or finance-related initiatives;
•overseeing the integrity of the Company’s information technology systems and cybersecurity risks;
•periodically meeting separately with our internal auditing staff, if any, registered public accounting firm and management;
•establishing procedures regarding the reporting and treatment of complaints regarding accounting, internal accounting controls and auditing matters;
•reviewing and discussing our earnings press releases and approving any pre-release of expected financial or business performance;

•overseeing and reviewing our investment policy;
•reviewing and approving or ratifying any related person transactions; and
•preparing the audit committee report required by SEC rules.
Our audit committee currently consists of Peter Feinberg, Laurie B. Keating and Thomas J. Schall, with Ms. Keating serving as chair.
All members of our audit committee meet the requirements for financial literacy under the applicable Nasdaq rules and regulations. Our Board of Directors has affirmatively determined that each member of our audit committee qualifies as “independent” under Nasdaq’s heightened standards and Rule 10A-3 of the Exchange Act applicable to audit committee members, and that Peter Feinberg, Laurie B. Keating and Thomas J. Schall each qualify as an “audit committee financial expert”, as such term is defined in Item 407(d)(5) of Regulation S-K.
Compensation Committee
Our compensation committee is responsible for, among other things:
•reviewing and approving, or recommending for approval by our Board of Directors, the compensation of our Chief Executive Officer and our other executive officers;
•reviewing and approving or making recommendations to the Board of Directors regarding the Company’s equity incentive plans and administrating the Company’s equity incentive plans;
•reviewing and making recommendations to our Board of Directors with respect to director compensation;
•assisting with succession planning for the Chief Executive Officer and other executive officers;
•overseeing our programs and policies regarding human capital management;
•reviewing and discussing the results of our most recent stockholder advisory vote on executive compensation, if any such vote was held, and reviewing and recommending to our Board of Directors for approval the frequency with which we will conduct say on pay votes, to the extent applicable;
•reviewing our compensation policies and practices and assessing whether such policies and practices are reasonably likely to have a material adverse effect on us by encouraging excessive risk-taking;
•reviewing and discussing annually with management our “Compensation Discussion and Analysis”, to the extent required; and
•preparing the annual compensation committee report required by SEC rules, to the extent required.
Our compensation committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time as further described in its charter. Our compensation committee may also delegate to one or more of our executive officers the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans and any such delegation.
Our compensation committee currently consists of Robert J. Carpenter, Peter Feinberg, Diana F. Hausman, M.D., Laurie B. Keating and Thomas J. Schall, Ph.D., with Mr. Feinberg serving as chair. Our Board of Directors has determined that each member of our compensation committee qualifies as “independent” under Nasdaq’s heightened standards applicable to compensation committee members and as a “non-employee director” as defined in Section 16b-3 of the Exchange Act.
Our Chief Executive Officer makes recommendations to the compensation committee regarding the compensation of our other executive officers. The compensation committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities.
Before selecting any such consultant, counsel or advisor, the compensation committee reviews and considers the independence of such consultant, counsel or advisor in accordance with applicable Nasdaq rules. We must provide appropriate funding for payment of reasonable compensation to any advisor retained by the compensation committee.
Compensation Consultant
In accordance with its authority to retain consultants and advisors described above, the compensation committee has engaged Radford, an Aon Company (“Radford”), to provide executive and director compensation consulting services to the compensation committee. In 2025, Radford provided services to the compensation committee, which included providing information and data on current trends and developments in executive and director compensation, analyzing benchmarking data and evaluating our peer group composition. The compensation committee evaluated whether any of the work performed by Radford during 2025 raised any conflict of interest and determined that it did not.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is responsible for, among other things:
•identifying individuals qualified to become members of our Board of Directors;
•recommending to our Board of Directors the persons to be nominated for election as directors and to each committee of the Board;
•developing and recommending to our Board of Directors corporate governance guidelines, and reviewing and recommending to our Board proposed changes to our corporate governance guidelines from time to time; and
•overseeing a periodic self-evaluation of our Board of Directors.
Our nominating and corporate governance committee currently consists of Peter Feinberg and Diana F. Hausman, M.D., with Dr. Hausman serving as chair.
Board of Directors and Committee Meetings and Attendance
During the year ended December 31, 2025, our Board of Directors met five times, the audit committee met five times, the compensation committee met four times, and the nominating and corporate governance committee met twice. Each of the incumbent directors attended at least 75% of the total of the meetings of the Board of directors and the committees on which he or she served as a member during the year ended December 31, 2025.
Executive Sessions
Executive sessions, which are meetings of the non-management members of the Board of Directors, are regularly scheduled throughout the year. In addition, at least twice a year, the independent directors meet in a private session that excludes management and any non-independent directors. At each of these meetings, the non-management and independent directors in attendance, as applicable, determine which member will preside at such session.
Director Attendance at Annual Meeting of Stockholders
We do not have a formal policy regarding the attendance of members of our Board of Directors at our annual meetings of stockholders, but we expect all directors to make every effort to attend any meeting of stockholders. Four of our seven then-incumbent directors attended our 2025 annual meeting of stockholders.
Director Nominations Process
The nominating and corporate governance committee is responsible for recommending candidates to serve on our Board of Directors and its committees. In considering whether to recommend any particular candidate to serve on the Board of Directors or its committees or for inclusion in the Board’s slate of recommended director nominees for election at an annual meeting of stockholders, the nominating and corporate governance committee considers the criteria set forth in our Corporate Governance Guidelines. Specifically, the nominating and corporate governance committee may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to our industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of our operations; diversity of expertise and experience in substantive matters pertaining to our business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. In determining whether to recommend a director for re-election, the nominating and corporate governance committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board of Directors.
Candidates for director are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee shall consider the individual’s independence, experience, skills and background, along with such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capabilities.
In identifying prospective director candidates, the nominating and corporate governance committee may seek referrals from other members of the Board of Directors, management, stockholders and other sources, including third party recommendations. The nominating and corporate governance committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The nominating and corporate governance committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the nominating and corporate governance committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board of Directors’ effectiveness. In connection with its annual recommendation of a slate of nominees, the nominating and corporate governance committee also may assess the contributions of those directors recommended for re-election in the context of the Board of Directors evaluation process and other perceived needs of the Board.
Each of our director nominees was evaluated in accordance with our standard review process for director candidates and recommended by our nominating and corporate governance committee for election at the Annual Meeting. When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the experience described in each of the member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board of Directors’ nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.
The nominating and corporate governance committee will consider director candidates recommended by stockholders. The nominating and corporate governance committee will review and evaluate information available to it regarding candidates proposed by stockholders and will apply the same criteria and follow substantially the same process in considering them as it does in considering other director candidates. Stockholders wishing to propose a candidate for consideration may do so by submitting their recommendation to the attention of our Secretary at Immuneering Corporation, 245 Main Street, Second Floor, Cambridge, MA 02142.
Board Role in Risk Oversight
One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through our Board of Directors as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. The Board shall regularly review information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. In particular, our Board of Directors is responsible for monitoring and assessing strategic and enterprise risk exposure as well as compliance with laws and regulations applicable to biopharmaceutical companies, including, without limitation, those related to drug manufacturing, clinical trials and patient safety. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee also oversees management of financial risks, cybersecurity risks and risks related to our material environmental, social and governance exposure that may have a material impact on our financial statements or financial related initiatives. Our nominating and corporate governance committee manages risks associated with the independence of the Board and potential conflicts of interest. Our compensation committee oversees the management of risks relating to the Company’s executive compensation plans and arrangements. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board of Directors is regularly informed through committee reports about such risks.
Committee Charters and Corporate Governance Guidelines
Our Corporate Governance Guidelines, charters of the audit committee, compensation committee and nominating and corporate governance committee, and other corporate governance information are available in the “Governance — Documents and Charters” section of the “Investors” page of our website located at www.ir.immuneering.com, or by writing to our Secretary at our offices at 245 Main Street, Second Floor, Cambridge, MA 02142.

Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. A copy of our Code of Conduct is available under the “Governance — Documents and Charters” section of the “Investors” page of our website located at www.ir.immuneering.com, or by writing to our Secretary at our offices at 245 Main Street, Second Floor, Cambridge, MA 02142.
We intend to disclose on our website any amendment to, or waiver from, a provision of our Code of Conduct that applies to directors and executive officers and that is required to be disclosed pursuant to the rules of the SEC and the Nasdaq rules.
Insider Trading Policy
Our Board of Directors has adopted an Insider Trading Compliance Policy and Procedures (the “Insider Trading Policy”) governing the purchase, sale and other dispositions of securities by our directors, officers and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us. It is also our policy to comply with applicable insider trading laws and regulations with respect to transactions in our own securities. The full text of the Insider Trading Policy was included as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 6, 2026.
Anti-Hedging Policy
Our Insider Trading Policy, among other things, prohibits all of our directors, officers and employees from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, whether such securities were granted as compensation or are otherwise held, directly or indirectly.

Compensation Recovery Policy (Clawback Policy)
We have adopted a compensation recovery, or “clawback”, policy (the “Clawback Policy”) in accordance with the Nasdaq listing standards and Exchange Act Rule 10D-1. The Clawback Policy provides for the mandatory recovery (subject to limited exceptions) from current and former officers of incentive-based compensation that was erroneously received during the three years preceding the date that the Company is required to prepare an accounting restatement. The Clawback Policy is overseen and administered by the Compensation Committee. The full text of the Clawback Policy was included as Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 6, 2026.

Long-Term Incentive Compensation Grant Practices
We do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of equity compensation. Although we do not maintain a formal policy with respect to the timing of our equity award grants, the Compensation Committee typically grants annual equity awards at the Compensation Committee’s regularly scheduled meeting in February each year. Equity award grants may also be granted at the time of a hire or promotion or upon identification of a specific retention concern. During 2025, there were no equity awards granted to any named executive officer within a period of four business days preceding and one business day following the filing or furnishing of any Form 10-K, 10-Q or 8-K that disclosed material nonpublic information.
Stockholder Communications with Our Board of Directors
Any stockholder or any other interested party who desires to communicate with our Board of Directors, our non-management directors or any specified individual director, may do so by directing such correspondence to the attention of our Secretary at Immuneering Corporation, 245 Main Street, Second Floor, Cambridge, MA 02142. Our Secretary will review the correspondence and, as deemed appropriate, forward the communication to the appropriate director or directors.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers who are named in the 2025 Summary Compensation Table below. In 2025, our “named executive officers” and their positions were:
•Benjamin J. Zeskind, Ph.D., Chief Executive Officer;
•Brett Hall, Ph.D., Chief Scientific Officer; and
•Michael D. Bookman, Chief Legal Officer.
2025 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Benjamin J. Zeskind, Ph.D.	2025	641,493	423,385	579,504	16,230	(3)	1,660,612
President and Chief Executive Officer	2024	616,820	308,410	1,003,776	16,086	(4)	1,945,092
Brett Hall, Ph.D.	2025	733,468	264,048	289,752	2,236	(5)	1,289,504
Chief Scientific Officer	2024	705,257	211,577	507,381	1,290	(5)	1,425,506
Michael D. Bookman	2025	502,089	241,003	132,803	14,468	(6)	890,362
Chief Legal Officer	2024	482,778	193,111	398,393	14,070	(7)	1,088,351
_____________
(1)The amounts reported represent discretionary annual bonuses paid in recognition of performance for the applicable year. Refer to the section titled “2025 Bonuses” below for additional information.
(2)Amounts represent the full grant date fair value of stock options issued during the given year, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. The assumptions used to calculate the grant date fair value of options are set forth in Note 9 to the financial statements included in our Annual Report. The amount listed for Mr. Bookman in 2024 also includes the incremental fair value of $37,914, computed as of the Repricing Effective Date (as defined below) in accordance with ASC Topic 718, as a result of the repricing of certain stock options held by Mr. Bookman in May 2024. Refer to the section titled “Repricing of Designated Underwater Stock Options” below for additional information.
(3)The amount represents employer contributions under the Company’s 401(k) plan ($14,000), a Company-paid cell phone ($1,710) and Company-paid life insurance ($520).
(4)The amount represents employer contributions under the Company’s 401(k) plan ($13,800), a Company-paid cell phone ($1,986) and Company-paid life insurance ($300).
(5)The amount represents Company-paid life insurance.
(6)The amount represents employer contributions under the Company’s 401(k) plan ($14,000) and Company-paid life insurance ($468).
(7)The amount represents employer contributions under the Company’s 401(k) plan ($13,800) and Company-paid life insurance ($270).
Narrative to 2025 Summary Compensation Table
Our executive compensation program is designed to align compensation with business objectives and the creation of stockholder value, while also enabling us to attract, motivate and retain individuals who contribute to our long-term success. For 2025, the compensation of our named executive officers primarily consisted of a base salary, an annual cash incentive bonus opportunity, equity compensation in the form of stock options and retirement, health and welfare benefits. Pursuant to their employment agreements, the named executive officers are also eligible to receive certain payments and benefits upon a termination of employment under certain circumstances.
2025 Base Salaries
Our named executive officers receive a base salary to compensate them for services rendered to the Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Annual base salaries are reviewed periodically by the compensation committee and the Board of Directors. Effective January 1, 2025, the compensation committee approved an increase in the base salary for Dr. Zeskind from $616,820 to $641,493, for Dr. Hall from $705,257 to $733,468, and for Mr. Bookman from $482,777 to $502,089.

In February 2026, our compensation committee approved an increase in the base salary for Dr. Zeskind from $641,493 to $663,945 and for Mr. Bookman from $502,089 to $519,662, each effective as of January 1, 2026.
2025 Bonuses
We offer our named executive officers the opportunity to earn annual performance bonuses to compensate them for attaining short-term company and individual goals established by our Board of Directors. Each named executive officer has an established target annual performance bonus amount, expressed as a percentage of the named executive officer’s annual base salary. The target bonus amounts for Dr. Zeskind, Dr. Hall and Mr. Bookman in 2025 were 55%, 30% and 40%, respectively.
In February 2026, the compensation committee evaluated the named executive officers’ performance against the Company’s performance and approved the amounts earned by our named executive officers under the Company’s annual bonus program for 2025 and included above in the “Bonus” column of the 2025 Summary Compensation Table. The amounts actually paid to Dr. Zeskind, Dr. Hall and Mr. Bookman were approved at 120% of target, based on the performance of our Company in 2025, as determined by the compensation committee. Specifically, the compensation committee considered, among other things, the conduct and progress of our Phase 2a clinical trial for atebimetinib which resulted in securing alignment with regulatory agencies to initiate a Phase 3 pivotal trial in first-line pancreatic cancer patients, the receipt of $225 million in gross proceeds from private and public financings completed in August and September 2025, and the continued progress on our pipeline.
Equity Compensation
Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, including our named executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executive officers with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executive officers and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, our compensation committee periodically reviews the equity incentive compensation of our executives, including our named executive officers, and from time to time may grant equity incentive awards to them in the form of stock options.
We typically grant stock option awards to each executive officer and employee upon the individual’s commencement of employment and make additional grants of stock option awards on an annual basis for retention purposes. Each option has an exercise price no less than the fair market value of our common stock on the date of grant, as determined under the Company’s 2021 Incentive Award Plan (the “2021 Plan”) or 2025 Employment Inducement Award Plan (the “Inducement Plan”), as applicable. During the fiscal year ended December 31, 2025, we granted stock options to each of our named executive officers, as shown in more detail in the “Outstanding Equity Awards at Fiscal Year End” table below.

Refer to “Corporate Governance — Long-Term Incentive Compensation Grant Practices” above for additional information regarding our equity grant practices.

Repricing of Designated Underwater Stock Options

On May 21, 2024 (the “Repricing Effective Date”), based upon the recommendation of our compensation committee, the Board approved an option repricing, in accordance with the 2021 Plan. The repricing applied to options to purchase shares of our Class A common stock with an exercise price per share greater than $3.01 that were held by current employees and certain non-employee service providers under the 2021 Plan (the “Eligible Options”), including options held by Michael D. Bookman. Mr. Bookman held an aggregate of 384,416 Eligible Options with original exercise prices ranging from $4.25 to $15.00. Options held by our other named executive officers and by the non-employee members of the Board were not eligible for the repricing.

As a result of the repricing, as of the Repricing Effective Date, the exercise price of all Eligible Options, including those held by Mr. Bookman, was reduced to $3.01 per share, which represented approximately two times the closing trading price of our Class A common stock on the Nasdaq Global Market on the Repricing Effective Date; however, the exercise price for the repriced options would have reverted to the applicable original exercise price for any exercise occurring prior to June 30, 2025 (the “Retention Period”), unless there was a change of control of the Company or the option holder’s employment had been terminated (i) by us without cause, or (ii) by reason of death or disability. The repriced options otherwise remain subject to their existing terms and conditions as set forth in the 2021 Plan and applicable award agreements.

To the extent a repriced option of Mr. Bookman’s was exercised prior to the Retention Period End Date (as defined below), or Mr. Bookman’s employment terminated prior to the Retention Period End Date, Mr. Bookman would have been required to pay the original exercise price per share of the repriced options. The “Retention Period End Date” means the earliest of: (i) June 30, 2025; (ii) the date of a change of control of the Company; (iii) the date that Mr. Bookman’s employment has been terminated by us without cause; or (iv) the date that Mr. Bookman’s employment has been terminated by reason of his death or disability. Mr. Bookman did not exercise any options during the Retention Period, and the Retention Period End Date occurred on June 30, 2025.

Our compensation committee reviewed and discussed the repricing and after multiple meetings recommended approval to the Board. The Board then approved the repricing after careful consideration of various alternatives, and a review of other applicable factors with the input of the compensation committee’s independent compensation consultant. The Board designed the repricing, with the original exercise price applicable during the Retention Period, to provide added incentive to retain and motivate the holders of the Eligible Options, including Mr. Bookman, to continue to work in the best interests of the Company and its stockholders without incurring the stock dilution resulting from significant additional equity grants or significant additional cash expenditures resulting from additional cash compensation. The exercise price that served as the threshold for options that qualify as Eligible Options, which is $3.01 per share, was selected because it was approximately two times the closing trading price of our Class A common stock on the Nasdaq Global Market on the Repricing Effective Date and not below the lowest exercise price of options granted under our equity incentive plan that preceded the 2021 Plan, which were not eligible for the repricing.
Other elements of compensation
Retirement plans
We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The 401(k) plan allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. For 2025, we matched contributions made by participants in the 401(k) plan up to four percent of a participant’s eligible compensation. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.
Health and welfare plans
All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans on the same terms.

Outstanding Equity Awards at 2025 Fiscal Year-End

Name	Vesting Start Date	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date
Benjamin J. Zeskind, Ph.D.	9/20/2019	203,500		—		3.01	12/15/2029
	5/4/2021	175,000		—		9.74	5/5/2031
	1/1/2022	44,665	(1)	950	(1)	10.63	2/9/2027
	1/1/2022	153,224	(1)	3,261	(1)	9.66	2/9/2032
	1/1/2023	15,863	(1)	5,893	(1)	4.68	2/15/2028
	1/1/2023	256,844	(1)	95,400	(1)	4.25	2/15/2033
	1/1/2024	7,865	(1)	8,549	(1)	6.70	2/8/2029
	1/1/2024	117,053	(1)	127,233	(1)	6.09	2/8/2034
	1/1/2025	110,000	(1)	370,000	(1)	1.91	2/5/2035
Brett Hall, Ph.D.	5/5/2018	91,000		—		3.01	2/24/2029
	11/1/2019	201,600		—		3.01	12/16/2029
	5/4/2021	175,000		—		9.74	5/5/2031
	1/1/2022	81,368	(1)	1,732	(1)	9.66	2/9/2032
	1/1/2023	136,354	(1)	50,646	(1)	4.25	2/15/2033
	1/1/2024	62,722	(1)	68,178	(1)	6.09	2/8/2034
	1/1/2025	55,000	(1)	185,000	(1)	1.91	2/5/2035
Michael D. Bookman	7/15/2021	101,116	(2)	—	(2)	3.01	7/28/2031
	1/1/2022	46,314	(3)	986	(3)	3.01	2/9/2032
	1/1/2023	104,270	(3)	38,730	(3)	3.01	2/15/2033
	1/1/2024	44,562	(3)	48,438	(3)	3.01	2/8/2034
	1/1/2025	25,208	(1)	84,792	(1)	1.91	2/5/2035
_____________
(1)The option vests in 48 equal monthly installments with the first tranche vesting on February 1 of the year of grant, subject to continued employment through each applicable vesting date.
(2)The option was repriced on May 21, 2024, as described above. The exercise price of the repriced option, after giving effect to the option repricing, is reflected in the table above due to achievement of the Retention Period End Date. If the option had been exercised prior to the Retention Period End Date, the exercise price would have been $15.00. For more information, see “Repricing of Designated Underwater Stock Options” above.
(3)The option vests in 48 equal monthly installments with the first tranche vesting on February 1 of the year of grant, subject to continued employment through each applicable vesting date. The option was repriced on May 21, 2024, as described above. The exercise price of the repriced option, after giving effect to the option repricing, is reflected in the table above due to achievement of the Retention Period End Date. If the option had been exercised prior to the Retention Period End Date, the exercise price would have been: $9.66 for the option with a vesting start date of January 1, 2022; $4.25 for the option with a vesting start date of January 1, 2023; and $6.09 for the option with a vesting start date of January 1, 2024. For more information, see “Repricing of Designated Underwater Stock Options” above.

Executive Compensation Arrangements
Employment agreements
Dr. Zeskind
We entered into an employment agreement with Dr. Zeskind on July 23, 2021, pursuant to which we employ Dr. Zeskind as our President and Chief Executive Officer. The employment agreement has an indefinite term.

The employment agreement provides for an initial annual base salary of $551,000, which was most recently increased to $663,945 effective January 1, 2026, and for a target annual performance bonus equal to 55% of Dr. Zeskind’s annual base salary to be based on the attainment of performance objectives determined by our Board of Directors.
If we terminate Dr. Zeskind’s employment without “cause”, or he resigns for “good reason” (as such terms are defined in the employment agreement) other than in connection with a change in control of the Company, subject to his execution and non-revocation of a separation agreement and release in favor of our Company and compliance with restrictive covenants contained therein, Dr. Zeskind will be entitled to receive the following termination payments: (i) his continued payment of base salary for twelve months, (ii) any unpaid bonus earned for the year prior to the year of termination, and (iii) direct payment of or reimbursement for COBRA premiums, less the amount Dr. Zeskind would have paid for coverage as an active employee, for up to 12 months. If such a qualifying termination occurs on or within 12 months following the date of a change in control of the Company or during the 3-month period prior to the date of a change in control of the Company, subject to his execution and non-revocation of a separation agreement and release with the Company and compliance with restrictive covenants contained therein, Dr. Zeskind will be entitled to receive, in lieu of the payments and benefits described above, (a) continued payment of Dr. Zeskind’s base salary for 18 months, (b) any unpaid bonus earned for the year prior to the year of termination, (c) a payment equal to 1.5 times Dr. Zeskind’s target annual bonus for the year of termination, (d) direct payment of or reimbursement for COBRA premiums, less the amount Dr. Zeskind would have paid for coverage as an active employee, for up to 18 months and (e) accelerated vesting of all equity awards held by Dr. Zeskind that vest solely based on continued employment or service.
Dr. Zeskind is also party to a restrictive covenant agreement, pursuant to which he has agreed to refrain from competing with us or soliciting our customers or employees during his employment and for one year following termination of his employment and from disclosing our proprietary information during or at any time following his employment.
Dr. Hall
We entered into an employment agreement with Dr. Hall on July 23, 2021, pursuant to which we employ Dr. Hall as our Chief Scientific Officer. The employment agreement has an indefinite term.
The employment agreement for Dr. Hall provides for an initial annual base salary of $630,000, which was most recently increased to $733,468 effective January 1, 2025, and a target annual performance bonus equal to 35% of his base salary (effective beginning January 1, 2026) based on the attainment of performance objectives determined by our Board of Directors.
In the event we terminate Dr. Hall’s employment without “cause” or he resigns for “good reason” (as such terms are defined in the employment agreement), subject to his execution and non-revocation of a separation agreement and release with the Company and compliance with restrictive covenants contained therein, Dr. Hall will be entitled to receive (i) his continued payment of base salary for 12 months, (ii) any unpaid bonus earned for the year prior to the year of termination, and (iii) direct payment of or reimbursement for COBRA premiums, less the amount Dr. Hall would have paid for coverage as an active employee, for up to 12 months. If such a qualifying termination occurs on or within 12 months following the date of a change in control of the Company, subject to the execution and non-revocation of a separation agreement and release with the Company and compliance with restrictive covenants contained therein, Dr. Hall will be entitled to receive, in lieu of the payments and benefits described above, (a) continued payment of Dr. Hall’s base salary for 12 months, (b) any unpaid bonus earned for the year prior to the year of termination, (c) a payment equal to 1.0 times Dr. Hall’s target annual bonus for the year of termination, (d) direct payment of or reimbursement for COBRA premiums, less the amount Dr. Hall would have paid for coverage as an active employee, for up to 12 months and (e) accelerated vesting of all equity or equity-based awards that vest solely based on Dr. Hall’s continued employment or service with the Company.
Dr. Hall is party to a restrictive covenant agreement, pursuant to which he has agreed to refrain from soliciting our customers or employees during his employment and from disclosing our proprietary information during or at any time following his employment.
Mr. Bookman
We entered into an employment agreement with Mr. Bookman on July 23, 2021, pursuant to which we employ Mr. Bookman as our Chief Legal Officer. The employment agreement has an indefinite term.
The employment agreement for Mr. Bookman provides for an initial annual base salary of $400,800, which was most recently increased to $519,662 effective January 1, 2026, and a target annual performance bonus equal to 40% of his base salary based on the attainment of performance objectives determined by our Board of Directors.

In the event we terminate Mr. Bookman’s employment without “cause” or he resigns for “good reason” (as such terms are defined in the employment agreement), subject to his execution and non-revocation of a separation agreement and release with the Company and compliance with restrictive covenants contained therein, Mr. Bookman will be entitled to receive (i) his continued payment of base salary for 12 months, (ii) any unpaid bonus earned for the year prior to the year of termination, and (iii) direct payment of or reimbursement for COBRA premiums, less the amount Mr. Bookman would have paid for coverage as an active employee, for up to 12 months. If such a qualifying termination occurs on or within 12 months following the date of a change in control of the Company, subject to the execution and non-revocation of a separation agreement and release with the Company and compliance with restrictive covenants contained therein, Mr. Bookman will be entitled to receive, in lieu of the payments and benefits described above, (a) continued payment of Mr. Bookman’s base salary for 12 months, (b) any unpaid bonus earned for the year prior to the year of termination, (c) a payment equal to 1.0 times Mr. Bookman’s target annual bonus for the year of termination, (d) direct payment of or reimbursement for COBRA premiums, less the amount Mr. Bookman would have paid for coverage as an active employee, for up to 12 months and (e) accelerated vesting of all equity or equity-based awards that vest solely based on Mr. Bookman’s continued employment or service with the Company.
Mr. Bookman is party to a restrictive covenant agreement, pursuant to which he has agreed to refrain from competing with us or soliciting our customers or employees during his employment and for one year following termination of his employment and from disclosing our proprietary information during or at any time following his employment.
Director Compensation
We maintain a compensation program for our non-employee directors under which each non-employee director receives compensation for their services on our Board of Directors. The program is periodically reviewed by our compensation committee and our Board of Directors and for 2025 provided for equity and payments of the following amounts:
•an option to purchase 66,700 shares of our Class A common stock upon the director’s initial election or appointment to our Board of Directors;
•for a director who will continue to serve after our annual meeting of stockholders, an option to purchase 33,350 shares of our Class A common stock on the date of such annual meeting, provided that, if the director has been serving as a non-employee director for less than six months as of the date of such annual meeting, the number of shares underlying the option is reduced on a pro-rata basis based on the number of months such director has served as a non-employee director during the twelve month period ending on the date of such meeting;
•an annual director fee of $40,000 (the “Base Retainer”); and
•if the director serves on a committee of our Board of Directors or in the other capacities stated below, an additional annual fee as follows:
•Chair of the Board of Directors or lead independent director, $30,000 (the “COB or LID Retainer”);
•chair of the audit committee, $15,000;
•audit committee member other than the chair, $7,500;
•chair of the compensation committee, $10,000 (increased to $12,000 effective January 1, 2026);
•compensation committee member other than the chair, $5,000 (increased to $6,000 effective January 1, 2026);
•chair of the nominating and corporate governance committee, $8,000 (increased to $10,000 effective January 1, 2026); and
•nominating and corporate governance committee member other than the chair, $4,000 (increased to $5,000 effective January 1, 2026).

Beginning with annual retainer fees earned in 2024, each non-employee director may elect to receive an option to purchase shares of our Class A common stock (an “Elective Option”) in lieu of the entire amount of his or her Base Retainer and, if applicable, his or her COB or LID Retainer, in each case that will be earned in a given calendar year. For calendar year 2025, each of Ann E. Berman (a former director), Peter Feinberg, and Laurie B. Keating elected to receive an Elective Option in lieu of a cash Base Retainer and, in the case of Ms. Berman, also in lieu of a COB Retainer. Each non-employee director that elects to receive an Elective Option by no later than November 30 of the calendar year preceding the calendar year to which the election relates will receive an Elective Option on January 1 of the calendar year to which the election relates covering a number of shares determined in accordance with the non-employee director compensation program. If we increase the Base Retainer and/or the COB or LID Retainer during the calendar year to which an Elective Option relates, then the non-employee director will receive the applicable excess in cash.

Stock options granted to our non-employee directors under the 2021 Plan pursuant to the non-employee director compensation program have an exercise price equal to the fair market value of our common stock on the date of grant, as determined under the 2021 Plan, and will expire not later than ten years after the date of grant. The stock options granted upon a director’s initial election or appointment vest in 36 substantially equal monthly installments following the date of grant. Elective Options vest as to 25% of the underlying shares on each quarterly anniversary of the date of grant. The stock options granted annually to directors vest in 12 substantially equal monthly installments following the date of grant. In addition, all unvested stock options vest in full upon the occurrence of a change in control. The vesting of the stock options is in all cases subject to the applicable non-employee director’s continuous service as a non-employee director through the applicable vesting date, provided that the vesting of any Elective Option issued in respect of the COB or LID Retainer is subject to the non-employee director’s continued service as the chair of the Board of Directors or lead independent director, as applicable. Additionally, effective as of August 12, 2025, any non-employee director who has served on the Board for at least three years may be eligible for an extension of the period to exercise stock options that have fully vested as of the date of such director’s termination of service to the Company.

Director fees under the program are payable in arrears in four equal quarterly installments not later than the fifteenth day following the final day of each calendar quarter, provided that the non-employee director has not elected to receive an Elective Option in lieu thereof. The amount of each payment is prorated for any portion of a quarter that a director is not serving as non-employee member of our Board of Directors.
Dr. Zeskind, our President and Chief Executive Officer, serves on our Board of Directors but does not receive additional compensation for his service as a director. Refer to the discussion of named executive officer compensation elsewhere in this section for information regarding Dr. Zeskind’s 2025 compensation.
2025 Director Compensation Table

Name	Fees earned or paid in cash ($)	Option awards ($)(1)	All other compensation ($)	Total ($)
Ann E. Berman(2)	12,495	43,028	—	55,523
Robert J. Carpenter	45,000	48,521	—	93,521
Peter Feinberg(3)	14,924	88,455	—	103,379
Diana F. Hausman, M.D.	53,000	48,521	—	101,521
Laurie B. Keating(3)	18,356	88,455	—	106,811
Thomas J. Schall, Ph.D.	56,372	48,521	—	104,893
_____________
(1)Amounts represent the full grant date fair value of stock options issued during 2025, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. The assumptions used to calculate the grant date fair value of all option awards made to our directors are set forth in Note 9 to the consolidated financial statements included in our Annual Report.
(2)Former director. For calendar year 2025, this non-employee director elected to receive Elective Options, in the respective amounts of 23,485 and 17,614 shares of our Class A common stock, in lieu of a cash Base Retainer and a cash COB Retainer, respectively. For more information, see “Director Compensation” above.
(3)For calendar year 2025, this non-employee director elected to receive an Elective Option, in the amount of 23,485 shares of our Class A common stock, in lieu of a cash Base Retainer. For more information, see “Director Compensation” above.

The table below shows the aggregate numbers of option awards held as of December 31, 2025 by each non-employee director who served on our Board of Directors in 2025.

Name	Options outstanding at fiscal year end (exercisable)	Options outstanding at fiscal year end (unexercisable)	Unvested restricted shares outstanding at fiscal year end
Ann E. Berman(1)	119,528	—	—
Robert J. Carpenter	192,878	16,675	—
Peter Feinberg	223,242	16,675	—
Diana F. Hausman, M.D.	98,910	16,675	—
Laurie B. Keating	172,163	16,675	—
Thomas J. Schall, Ph.D.	45,679	31,259	—
(1)Former director.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information on our equity compensation plans as of December 31, 2025.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights		Number of Securities Available for Future Issuance Under Equity Compensation Plans (excludes securities reflected in first column)(1)
Equity compensation plans approved by security holders(2)	8,132,957	(3)	$3.86	(4)	1,807,638	(5)
Equity compensation plans not approved by security holders(6)	118,000	(7)	$1.80	(8)	382,000	(9)
Total	8,250,957		$3.83		2,189,638
_____________
(1)Pursuant to the terms of the 2021 Plan, the number of shares of Class A common stock available for issuance under the 2021 Plan automatically increases on January 1 of each calendar year beginning in 2022 and ending on and including January 1, 2031, by an amount equal to the lesser of: (a) 4% of the shares of Class A common stock outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as is determined by our Board of Directors. Pursuant to the terms of the 2021 Employee Stock Purchase Plan, or the 2021 ESPP, the number of shares of Class A common stock available for issuance under the 2021 ESPP automatically increases on January 1 of each calendar year beginning in 2022 and ending and including January 1, 2031, by an amount equal to the lesser of: (a) 1% of the shares of Class A common stock outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as is determined by our Board of Directors.
(2)Consists of the Immuneering Corporation Long Term Incentive Plan, or the 2015 Plan, the 2021 Plan, and the 2021 ESPP.
(3)Includes 1,560,542 outstanding options to purchase shares of Class A common stock under the 2015 Plan and 6,572,415 outstanding options to purchase shares of Class A common stock under the 2021 Plan.
(4)As of December 31, 2025, the weighted-average exercise price of outstanding options under the 2015 Plan was $5.57 and the weighted-average exercise price per share of outstanding options under the 2021 Plan was $3.45.
(5)As of December 31, 2025, a total of 1,807,638 shares of Class A common stock were available for issuance under the Company’s equity compensation plans approved by security holders, consisting of (a) 849,697 shares of Class A common stock available for future issuance under the 2021 ESPP (of which 35,989 shares were ultimately purchased on the purchase date of March 13, 2026 for the ESPP offering period then in effect at December 31, 2025) and (b) 957,941 shares of Class A common stock available for future issuance under the 2021 Plan.
(6)Consists of the Immuneering Corporation 2025 Employment Inducement Award Plan, or the 2025 Inducement Plan.
(7)Consists of 118,000 outstanding options to purchase shares of Class A common stock under the 2025 Inducement Plan.

(8)As of December 31, 2025, the weighted-average exercise price of outstanding options under the 2025 Inducement Plan was $1.80.
(9)As of December 31, 2025, a total of 382,000 shares of Class A common stock were available for issuance under the Company’s equity compensation plans not approved by security holders, all under the 2025 Inducement Plan.

STOCK OWNERSHIP
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information relating to the beneficial ownership of our common stock as of April 15, 2026, by: (i) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of Class A common stock; (ii) each of our directors; (iii) each of our named executive officers for 2025; and (iv) all current directors and executive officers as a group.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to any applicable community property laws.
The percentage of shares beneficially owned is computed on the basis of 64,697,227 shares of our Class A common stock outstanding as of April 15, 2026. Shares of our Class A common stock that a person has the right to acquire within 60 days of April 15, 2026 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Immuneering Corporation, 245 Main Street, Second Floor, Cambridge MA 02142.

	Shares of Class A Common Stock Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% Stockholders
Entities affiliated with FMR LLC(1)	8,787,052	13.6%
HBM Healthcare Investments (Cayman) Ltd.(2)	3,646,304	5.6%
Named Executive Officers and Directors
Benjamin J. Zeskind, Ph.D.(3)	4,499,143	6.8%
Michael D. Bookman(4)	388,909	*
Brett Hall, Ph.D.(5)	1,286,843	2.0%
Robert J. Carpenter(6)	1,358,392	2.1%
Peter Feinberg(7)	1,402,953	2.2%
Laurie B. Keating(8)	204,810	*
Diana F. Hausman, MD(9)	121,085	*
Thomas J. Schall, Ph.D.(10)	142,718	*
All current executive officers and directors as a group (12 persons)(11)	10,231,989	14.9%
_____________
*Represents beneficial ownership of less than 1%.
(1)Based solely on a Schedule 13G filed with the SEC on October 7, 2025. FMR LLC has sole voting power over 8,780,283 shares of our Class A common stock and sole dispositive power over 8,787,052 shares of our Class A common stock. Abagail P. Johnson has sole voting power over 0 shares of our Class A common stock and sole dispositive power over 8,787,052 shares of our Class A common stock. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(2)Based solely on a Schedule 13G filed with the SEC on October 3, 2025. HBM Healthcare Investments (Cayman) Ltd. has sole voting and sole dispositive power over 3,646,304 shares of our Class A common stock. The address for HBM Healthcare Investments (Cayman) Ltd. is Governors Square, 23 Lime Tree Bay Avenue, PO Box 30852, Grand Cayman, KY1-1204, Cayman Islands.
(3)Consists of (i) 2,312,852 shares of our Class A common stock, (ii) 1,291,364 shares of our Class A common stock underlying options exercisable within 60 days from April 15, 2026, and (iii) 894,927 shares of our Class A common stock held of record by the Benjamin J. Zeskind 2020 Family Trust, where Lisa Schwartz, Dr. Zeskind’s spouse, serves as sole trustee and may be deemed to have sole voting and dispositive power with respect to the shares held of record by the Benjamin J. Zeskind 2020 Family Trust. Dr. Zeskind may be deemed to have beneficial ownership with respect to such shares.
(4)Consists of (i) 4,870 shares of our Class A common stock and (ii) 384,039 shares of our Class A common stock underlying options exercisable within 60 days from April 15, 2026.
(5)Consists of (i) 376,496 shares of our Class A common stock and (ii) 910,347 shares of our Class A common stock underlying options exercisable within 60 days from April 15, 2026.
(6)Consists of (i) 1,148,839 shares of our Class A common stock and (ii) 209,553 shares of our Class A common stock underlying options exercisable within 60 days from April 15, 2026.
(7)Consists of (i) 156,766 shares of our Class A common stock, (ii) 476,615 shares of our Class A common stock held of record by PEF LLC, (iii) 392,242 shares of our Class A common stock held of record by PF Associates L.P., (iv) 135,441 shares of our Class A common stock held of record by S4K Investments LLC, and (v) 241,889 shares of our Class A common stock underlying options exercisable within 60 days from April 15, 2026.
(8)Consists of (i) 14,000 shares of our Class A common stock and (ii) 190,810 shares of our Class A common stock underlying options exercisable within 60 days from April 15, 2026.
(9)Consists of (i) 2,500 shares of our Class A common stock, (ii) 3,000 shares of our Class A common stock held of record by spouse, and (iii) 115,585 shares of our Class A common stock underlying options exercisable within 60 days from April 15, 2026.
(10)Consists of (i) 74,530 shares of our Class A common stock and (ii) 68,188 shares of our Class A common stock underlying options exercisable within 60 days from April 15, 2026.
(11)Consists of an additional (i) 68,181 shares of our Class A common stock and (ii) 758,955 shares of our Class A common stock underlying options exercisable within 60 days from April 15, 2026.

CERTAIN TRANSACTIONS WITH RELATED PERSONS
Policies and Procedures Regarding Transactions with Related Persons
Our Board of Directors recognizes that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board of Directors has adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock listed on the Nasdaq Stock Market. Our related person transaction policy requires that the audit committee approve or ratify related person transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K (which, for so long as the Company is a smaller reporting company, are transactions in which we were or are to be a participant and the amount involved exceeds the lesser of (1) $120,000 or (2) one percent of the average of our total assets at fiscal year-end for the last two completed fiscal years, and in which any “related person” as defined under Item 404(a) of Regulation S-K had or will have a direct or indirect material interest). It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest. Each of the transactions described below entered into following the adoption of our related person transaction policy was approved in accordance with such policy.
Certain Related Person Transactions
Indemnification agreements
We entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer (and in certain cases their related venture capital funds) to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines, and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.
Participation in Our August 2025 Private Placement
On August 21, 2025, we entered into a Securities Purchase Agreement (the “August 2025 Purchase Agreement”) with the purchasers party thereto, pursuant to which we agreed to sell securities to such purchasers in a private placement (the “August 2025 Private Placement”). The August 2025 Purchase Agreement provided for the sale and issuance by us to the purchasers of: (i) an aggregate of 5,251,349 shares of our Class A common stock at a purchase price of $3.95 per share, (ii) for certain purchasers, in lieu of common stock, an aggregate of 1,077,764 pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to the same number of shares of our common stock, and (iii) an aggregate of 2,848,096 warrants (the “Purchase Warrants”) to purchase up to the same number of shares of our common stock. The Pre-Funded Warrants were issued for a purchase price equating to $3.949 per Pre-Funded Warrant (which was the per share purchase price for the Class A common stock issued in the August 2025 Private Placement, less the $0.001 per share unfunded exercise price for each Pre-Funded Warrant); following the October 2025 Cashless Exercise (as defined in our Annual Report), no Pre-Funded Warrants remained issued and outstanding. The Purchase Warrants were issued with an exercise price of $5.50 per share; as of December 31, 2025, no Purchase Warrants had been exercised. As of December 31, 2025, we had received aggregate net proceeds of $23.4 million from the August 2025 Private Placement, after deducting placement expenses of $1.6 million. The August 2025 Private Placement closed on August 26, 2025. The following table sets forth the aggregate number of shares of our Class A common stock and, to the extent applicable, Pre-Funded Warrants, acquired by holders of more than 5% of our Class A common stock in such private placement.

Participants(1)	Class A Common Stock	Pre-Funded Warrants	Aggregate Purchase Price (in thousands)
Entities affiliated with Empery Asset Management, LP(2)	4,015,452	1,077,764	$20,100
Merrin Investors LLC(3)	539,696	—	$2,100
_____________
(1)Former holders of more than 5% of our Class A common stock.
(2)Participant also acquired 2,291,947 Purchase Warrants.
(3)Participant also acquired 242,863 Purchase Warrants.

Participation in Our September 2025 Public Offering
On September 26, 2025, we completed an underwritten follow-on equity offering, pursuant to which we issued and sold 18,959,914 shares of our Class A common stock at an offering price of $9.23 per share (the "September 2025 Offering"), with Leerink Partners LLC and Oppenheimer & Co. Inc. acting as underwriters. The aggregate net proceeds received by us from the September 2025 Offering were $164.1 million, after deducting underwriting discounts and commissions, as well as offering costs of $0.4 million. The following table sets forth the aggregate number of shares of our Class A common stock acquired by holders of more than 5% of our Class A common stock in such offering.

Participants	Class A Common Stock	Aggregate Purchase Price (in thousands)
Entities affiliated with FMR LLC	7,679,476	$70,900
Entities affiliated with HBM Healthcare Investments (Cayman) Ltd.	2,708,559	$25,000
Entities affiliated with Empery Asset Management, LP(1)	541,711	$5,000

(1)Former holder of more than 5% of our Class A common stock.

Familial Relationship

Ryan (Alex) Peterson, the son-in-law of Brett Hall, Ph.D., our Chief Scientific Officer, is employed by us as a Senior Manager, Logistics. For his services to the Company during fiscal year 2025, Mr. Peterson received total compensation of $129,714, comprised of base salary and non-equity incentive compensation (specifically, a cash bonus paid in fiscal year 2026 based on 2025 performance), equity awards in the form of stock options (based on the grant-date fair value), company 401(k) matching contributions, and group term life insurance premiums paid by the Company. These amounts reflect the full grant-date fair value of equity compensation awarded in 2025 (computed in accordance with the provisions of ASC 718), and do not represent the actual value realized by the employee during the year. Mr. Peterson participated in our benefit programs generally available to employees during 2025. Dr. Hall does not manage or participate in the compensation decisions regarding Mr. Peterson, and we believe that the compensation paid to Mr. Peterson is fair and commensurate with what his compensation would be if he had no relationship to an executive officer of the Company.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2027 (the “2027 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 245 Main Street, Second Floor, Cambridge, MA 02142 in writing not later than December 21, 2026.
Stockholders intending to present a proposal at our 2027 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from a stockholder of record of their intent to present such a proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2027 Annual Meeting no earlier than February 11, 2027 and no later than March 13, 2027. The notice must contain the information required by our Bylaws. In the event that the date of the 2027 Annual Meeting is more than 30 days before or more than 60 days after June 11, 2027, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2027 Annual Meeting and not later than the close of business of the 90th day prior to the 2027 Annual Meeting or, if later, the close of business of the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.
In addition to satisfying the foregoing requirements under our bylaws, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2027 Annual Meeting must also comply with the additional requirements of Rule 14a-19 under the Exchange Act.
In connection with our solicitation of proxies for our 2027 Annual Meeting, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.
We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
HOUSEHOLDING OF PROXY MATERIALS
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding”, provides cost savings for companies and helps the environment by conserving natural resources. Some brokers also household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice or proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If your household received a single Notice of the Annual Meeting of Stockholders or, if applicable, a single set of proxy materials this year, but you would prefer to receive additional copies, please contact the Broadridge Householding Department, by calling their toll-free number, 1-866-540-7095 or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Please contact your broker if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of “householding” for future mailings.

2025 ANNUAL REPORT
Our 2025 Annual Report, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, is being mailed with this Proxy Statement to those stockholders that receive this Proxy Statement in the mail. Stockholders that receive the Notice can access our 2025 Annual Report, including our Annual Report on Form 10-K for 2025, at www.proxyvote.com. You may also access our Annual Report on Form 10-K for the year ended December 31, 2025 at www.immuneering.com.
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder, we will mail, without charge, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to our Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to Immuneering Corporation, attn: Secretary, 245 Main Street, Second Floor, Cambridge, MA 02142.
Your vote is important. Please promptly vote your shares by following the instructions for voting on the Notice or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card by mail or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

/s/ Michael D. Bookman
Michael D. Bookman Chief Legal Officer and Secretary

Cambridge, Massachusetts April 20, 2026

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 10, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/IMRX2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 10, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V88482-P48496

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IMMUNEERING CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of two Class II Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Peter Feinberg
02) Laurie B. Keating

The Board of Directors recommends you vote FOR proposal 2.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V88483-P48496

IMMUNEERING CORPORATION
Annual Meeting of Stockholders
June 11, 2026 11:00 AM EDT
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Benjamin J. Zeskind and Michael D. Bookman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Class A common stock of Immuneering Corporation that the undersigned stockholder(s) are entitled to vote at the Annual Meeting of Stockholders to be held live via webcast at www.virtualshareholdermeeting.com/IMRX2026 on June 11, 2026 at 11:00 AM EDT, and any adjournment, continuation, or postponement thereof with all powers which the undersigned would possess if present.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the Annual Meeting of Stockholders or any adjournment, continuation, or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side